Exhibit 3.2

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AMENDED AND RESTATED
BY-LAWS
OF
PUBLIX SUPER MARKETS, INC.
(Effective as of December 18, 2023)
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AMENDED AND RESTATED
BY-LAWS
OF
PUBLIX SUPER MARKETS, INC.
(Effective as of December 18, 2023)

i

AMENDED AND RESTATED
BY-LAWS
OF
PUBLIX SUPER MARKETS, INC.
(Effective as of December 18, 2023)
ARTICLE I
OFFICES
Section 1.Principal Office. The principal office of Publix Super Markets, Inc. (the “Corporation”) shall initially be located in Polk County, Florida. Its location may thereafter be changed to be at such place within or without the State of Florida as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) shall from time to time determine.
Section 2.Other Offices. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors or the officers of the Corporation acting within their authority may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 1.Annual Meeting. The annual meeting of the stockholders shall be held between January 1 and December 31, inclusive, in each year for the purpose of electing directors and for the transaction of such other proper business as may come before the meeting. The exact date of the meeting shall be established by the Board of Directors from time to time and designated in the notice of meeting. At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under applicable law and pursuant to these By-laws and as shall have been properly brought before the meeting in accordance with these By-laws. The Board may postpone, reschedule or cancel any annual meeting of the stockholders.
Section 2.Special Meetings. Special meetings of the stockholders may be called, for any purpose as is a proper matter for stockholder action under applicable law and in accordance with these By-laws, at any time by (a) the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors, (b) the Chairman of the Board (as defined in Section 3 of this Article II), or (c) the Chief Executive Officer. Subject to the provisions of this Section 2 and other applicable provisions of these By-laws, a special meeting of stockholders shall be called by the Secretary following the receipt by the Secretary of one or more written requests to call a special meeting of the stockholders (“Stockholder Requested Special Meeting”) from the holders of not less than ten (10) percent (“Required Percent”) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting. In order for a Stockholder Requested Special Meeting to be called by the Secretary, the holders of the Required Percent must sign, date and deliver to the Secretary one or more written requests for a special meeting. Such request shall set forth or include the information required by and delivered in accordance with Section 10 and/or Section 11 of this Article II, as applicable. Special meetings of the stockholders of the Corporation may not be called by any other person or persons other than those set forth in this Section. Notice and call of any such special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting in accordance with these By-laws. The Board of Directors may postpone, reschedule or cancel any special meeting of the stockholders.
Section 3.Chairman. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, another director designated by the Board of Directors, shall preside at all meetings of the stockholders. The Chairman of the Board may be either an Executive Chairman (who shall be an officer of the Corporation as well as a director) or Non-Executive Chairman (who shall be a director, but not be an officer of the Corporation), as determined by the Board. All references in these By-laws to Chairman or Chairman of the Board refer to the Chairman of the Board or, if the Chairman of the Board is appointed Executive Chairman by the Board of Directors pursuant to Section 1 of Article IV of these By-laws, then the Executive Chairman.
Section 4.Place of Meetings. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the stockholders. The Board of Directors may determine, in its sole discretion, to hold any annual or special meeting solely by means of remote communication. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.
Section 5.Notice of Meeting. Unless waived as set forth in Section 7 of this Article II, written notice stating the place, if any, day, hour, and means of remote communication, if any, of an annual or special meeting and, in the case of a special meeting, the purpose or purposes for which it is called shall be given no fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting, except that no notice of a meeting need be given to any stockholders for which notice is not required to be given under applicable law. Notice may be delivered personally, via United States mail, facsimile, email or other electronic transmission, or by private mail carriers handling nationwide mail services, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Secretary, the Board of Directors, or the person(s) calling the meeting. If mailed via United States mail, such notice shall be deemed to be effective when deposited in the United States mail, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If the notice is mailed at least thirty (30) calendar days before the date of the meeting, the mailing may be by a class of United States mail other than first class. If the notice is delivered by email, such notice shall be deemed to be effective when directed to such stockholder’s email address as it appears in the stock transfer books of the Corporation unless the stockholder has notified the Corporation in writing via United States mail of an objection to receiving notice by email. Notwithstanding the foregoing, except as otherwise restricted by law or regulation and as may be validly limited or revoked by any party under the Florida Business Corporation Act (the “FBCA”), notices made by the Corporation to other parties under these By-laws will be permitted to be made (i) in any form of electronic transmission as permitted by the FBCA, including Section 607.0141 thereunder and (ii) by any other form permitted by the FBCA. The term electronic transmission as used herein shall have the meaning ascribed to it in Section 607.01401 of the FBCA.

Section 6.Notice of Adjourned Meeting. If a stockholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken; and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is or must be fixed under applicable law, notice of the adjourned meeting must be given to persons who are stockholders as of the new record date and who are otherwise entitled to notice of such meeting, unless such notice is waived as set forth in Section 7 of this Article II.
Section 7.Waiver of Call and Notice of Meeting. Call and notice of any stockholders’ meeting may be waived by any stockholder before or after the date and time stated in the notice. Such waiver must be in writing signed by the stockholder and delivered to the Corporation. Neither the business to be transacted at any meeting nor the purpose of such meeting need be specified in such waiver. A stockholder’s attendance at a meeting in person or by proxy (a) waives such stockholder’s ability to object to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives such stockholder’s ability to object to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.
Section 8.Quorum. Except as otherwise provided in these By-laws, in the Articles of Incorporation of the Corporation (as may be amended, restated and amended and restated from time to time, the “Articles of Incorporation”) or applicable law, a majority of the outstanding shares of the Corporation entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum at such meeting of the stockholders. Once a share is represented in person or by proxy for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting; and the withdrawal of stockholders after a quorum has been established at a meeting shall not affect the validity of any action taken at the meeting or any adjournment thereof.
Section 9.Adjournment; Quorum for Adjourned Meeting. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares actually so represented at such a meeting that has failed to have a quorum may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.
Section 10.Nomination of Directors.
(a)Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of stockholders (i) pursuant to the Corporation’s proxy materials in the case of an annual meeting; (ii) by or at the direction of the Board of Directors or a committee thereof; or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 10. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations at an annual meeting or special meeting of the stockholders.
(b)Nominations made pursuant to clause (iii) of Section 10(a) above shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of Section 12(a) of this Article II and the stockholder must update and supplement such written notice on a timely basis as set forth in clause (iii) of Section 12(a) of this Article II.
(c)Any such stockholder notice provided for in this Section 10 shall set forth:
(i)the information required by Section 12(b) of this Article II; and
(ii)as to each person whom the stockholder proposes to nominate for election or reelection as a director at the meeting:
(A)(1) the number of shares of capital stock of the Corporation, if any, that are, directly or indirectly, owned beneficially or of record by such person (specifying the type of ownership); (2) the date or dates on which such shares were acquired; (3) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, the number of such shares of stock of the Corporation held by each such nominee holder and any pledge with respect to any of such shares of stock; and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such person or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person or any affiliates or associates of such person, with respect to shares of stock of the Corporation;
(B)a written representation and agreement completed by such person in the form required by the Corporation providing that such person (which form such stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide within ten (10) calendar days after receiving such request): (1) is not and will not become a party to any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary or other legal duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation; (3) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Articles of Incorporation, these By-laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors, and all applicable fiduciary duties under state law; (4) intends to serve a full term as a director, if elected; (5) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (6) will tender his or her resignation as a director if the Board determines that such person failed to comply with the provisions of this Section 10(c) in any material respect, provides such person notice of any such determination and, if such non-compliance may be cured, such person fails to cure such non-compliance within ten (10) business days after delivery of such notice to such person (the requirements of this Section 10(c)(ii) (A) and (B) collectively being the “Required Information”);
(C)a description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries;
(D)(i) all information relating to such person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for election of directors in an election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including such person’s written consent to being named in any proxy statement at any meeting for the election of directors, and any associated form of proxy as a nominee and a written statement of intent to serve as a director for the full term if elected); (ii) the Required Information for such person; and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and each such proposed nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the proposing stockholder were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(E)a completed and signed questionnaire (which form such stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide within ten (10) calendar days after receiving such request) required as to such person in a form satisfactory to the Board of Directors. The Corporation may require any proposed nominee to furnish such other information (i) that may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation under the rules and listing standards of the securities exchanges upon which the shares of the Corporation are listed or traded, any applicable rules of the Securities and Exchange Commission (“SEC”) or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.
(d)At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. The presiding officer shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if such person should so determine, such person shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10.
Section 11.Notice of Business. At any meeting of the stockholders, only business that has been properly brought before the meeting shall be conducted. To be properly brought such business must be (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of the notice provided for in this Section 11, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 11. Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, for business other than nominations for election to the Board of Directors to be properly brought before an annual meeting or special meeting by a stockholder pursuant to these By-laws, the stockholder must have given timely notice thereof in accordance with all provisions of Section 12(a) of this Article II and the stockholder must update and supplement such written notice on a timely basis as set forth in clause (iii) of Section 12(a) of this Article II. To be in proper form, a stockholder’s notice to the Secretary shall set forth the following: (i) as to each matter the stockholder proposes to bring before the meeting a reasonably brief description of the business intended to be brought before the meeting; the proposed text of any proposal relating to such business, including the complete text of any resolutions proposed for consideration at the meeting; if such business includes a proposal to amend these By-laws, then such notice should further include the text of the proposed amendment; the reasons for conducting such business at the meeting; and any material interest (including any anticipated benefit of such business to any Proponent (as defined herein), other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent proposing to bring such business before the meeting; (ii) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such person in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iii) the information required by Section 12(b) of this Article II. The presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of these By-laws, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 11.
Section 12.Stockholder’s Notices.
(a)Any written notice required by Section 10 or Section 11 of this Article II shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth below.
(i)In the case of an annual meeting of stockholders, to be timely, a stockholder’s notice shall be delivered, either in person or by U.S. certified mail, postage prepaid, to the Secretary at the principal office of the Corporation no less than one hundred twenty (120) calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this clause (i) of Section 12(a), in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days, notice by the stockholder to be timely must be received no later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the day on which public announcement (which shall mean, for purposes of these By-laws, disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act) of the date the annual meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, continuation or rescheduling of an annual meeting for which notice has been given, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(ii)In the case of a special meeting of stockholders, to be timely, a stockholder’s notice shall be delivered, either in person or by U.S. certified mail, postage prepaid, to the Secretary at the principal office of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, if applicable. In no event shall the adjournment, recess, postponement, continuation or rescheduling of a special meeting for which notice has been given, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(iii)A stockholder providing written notice required by Section 10 or Section 11 of this Article II shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is five (5) business days prior to the meeting and, in the event of any adjournment, rescheduling or postponement thereof, five (5) business days prior to such adjourned, rescheduled or postponed meeting. In the case of an update and supplement pursuant to clause (A) of this clause (iii) of Section 12(a), such update and supplement shall be delivered, either in person or by U.S. certified mail, postage prepaid, to the Secretary at the principal office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (B) of this clause (iii) of Section 12(a), such update and supplement shall be delivered, either in person or by U.S. certified mail, postage prepaid, to the Secretary at the principal office of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment, rescheduling or postponement thereof, two (2) business days prior to such adjourned, rescheduled or postponed meeting. The update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of notice pursuant to this Section 12(a). If a stockholder fails to provide such written update within the periods set forth in this paragraph, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 12(a). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-laws shall not be deemed to extend or waive any applicable deadlines under these By-laws, cure deficiencies in any stockholder’s notice or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the stockholders as identified in such stockholder’s notice of nomination. In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) calendar days after it has been requested by the Corporation.
(b)Any stockholder’s notice required by Section 10 or Section 11 of this Article II shall set forth, in addition to the requirements set forth in such Section 10 and Section 11, as applicable, as of the date of the notice and as to the stockholder of record giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”):
(i)the name and address of each Proponent (including, if applicable, the name and address that appear on the Corporation’s stock transfer books);
(ii)(A) the number of all shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by each Proponent (specifying the type of ownership), (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by each Proponent, the number of such shares of stock of the Corporation held by each such nominee holder, and any pledge with respect to any such stock, and (C) whether and to the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such Proponent, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such Proponent, or to increase or decrease the voting power or pecuniary or economic interest of such Proponent, with respect to shares of stock of the Corporation;
(iii)a complete and accurate description of all agreements, arrangements or understandings (whether oral or in writing) between or among any Proponent and any of its affiliates or associates, and any proposed nominee or any other person or persons or entity (including the name of each person or entity) with respect to (A) such nomination or proposal of such business, including any material interest of such Proponent, in such nomination or business, including any anticipated benefit therefrom to such Proponent; and (B) any understanding (whether written or oral) that such Proponent may have reached with a stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of stockholders or take other action in support of any nomination, other business, or other actions to be taken, by such Proponent;
(iv)for proposals other than nominations for election to the Board, any substantial direct or indirect interest (including any existing or prospective commercial, business or contractual relationship with the Corporation), by holdings of shares of stock or otherwise, of the Proponent in the Corporation or any affiliate thereof, other than an interest arising from the ownership of the Corporation’s stock where such Proponent receives no extra or special benefit not shared on a pro rata basis by all other holders of the capital stock of the Corporation;
(v)any direct or indirect interest of any Proponent in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation;
(vi)a representation that (A) no such Proponent has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (B) that such Proponent has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 12;
(vii)a complete and accurate description of any pending or, to any Proponent’s knowledge, threatened legal proceeding in which such Proponent is a party or participant involving the Corporation or, to such Proponent’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(viii)a representation that the Proponent giving notice intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a stockholder’s notice under Section 10 of this Article II) or to propose the business that is specified in the notice (with respect to a stockholder’s notice under Section 11 of this Article II) before the meeting and an acknowledgment that, if such Proponent (or a qualified representative of such Proponent) does not appear to nominate the persons named in the Proponent’s notice at such meeting or to present such business at such meeting, then such nomination or business proposal shall be disregarded and no vote shall be taken with respect to such nomination or business, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(ix)a representation from such Proponent as to whether any Proponent intends, or is part of a group that intends, to (A) deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Proponent to be sufficient to elect such nominee or nominees (with respect to a stockholder’s notice under Section 10 of this Article II) or to approve or adopt the business to be proposed (with respect to a stockholder’s notice under Section 11 of this Article II), (B) solicit proxies in support of the election of any nominee or nominees named in the Proponent’s notice in accordance with Rule 14a-19 under the Exchange Act (with respect to a notice under Section 10 of these By-laws) or (C) engage in a solicitation (within the meaning of Rule 14a-1(l) of the Exchange Act) with respect to such business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and
(x)all information relating to such Proponent that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and any other information relating to such Proponent that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) of the Exchange Act (regardless of whether such person or entity is actually required to file a Schedule 13D).
(c)Notwithstanding the provisions of this Article II, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in Section 10, Section 11 and Section 12 of this Article II. Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law); provided, however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations and/or proposals to be considered pursuant to Section 10 and Section 11 of Article II of these By-laws.
Section 13.Voting on Matters Other than Election of Directors. At any meeting at which a quorum is present, action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by applicable law, the Articles of Incorporation or these By-laws.
Section 14.Voting for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.
Section 15.Voting Lists. At least ten (10) calendar days prior to each meeting of stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders of record entitled to vote at such meeting, or any adjournment thereof, with the address and the number, class and series (if any) of shares held by each. The list shall be subject to inspection by any stockholder during normal business hours for a period of at least ten (10) calendar days prior to the meeting. The list also shall be available at the meeting and shall be subject to inspection by any stockholder at any time during the meeting or its adjournment. If any stockholders or their proxies are participating in a meeting by means of remote communication, each list must be available for inspection by the stockholders (and their agents or attorneys) for the duration of the meeting on a reasonably accessible electronic network, and the notice of the meeting shall include or be accompanied by the information required to access each list. The list shall be prima facie evidence as to who are the stockholders entitled to examine such list or the stock transfer books and to vote at any meeting of the stockholders.
If the requirements of this Section 15 have not been substantially complied with, the meeting shall be adjourned on the demand of any stockholder (in person or by proxy) until there has been substantial compliance with the requirements. If no demand for adjournment is made, failure to comply with the requirements of this Section 15 does not affect the validity of any action taken at the meeting.
Section 16.Voting of Shares. Except as otherwise provided in the Articles of Incorporation, each stockholder entitled to vote shall be entitled at every meeting of the stockholders to one vote in person or by proxy on each matter for each share of voting stock held by such stockholder. Such right to vote shall be subject to the right of the Board of Directors to fix a record date for voting stockholders as hereinafter provided. Treasury shares, and shares of stock of the Corporation owned directly or indirectly by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares.
Section 17.Proxies. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing and delivered to the Corporation in the original, or by first-class United States mail, facsimile, email or other form of electronic transmission or as a photographic, photostatic or equivalent reproduction of a written proxy by the stockholder or by the stockholder’s duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date, unless the proxy complies with the requirements of the FBCA to have the proxy’s validity exceed eleven (11) months. Each proxy shall be filed with the Secretary before or at the time of the meeting. A proxy may be revoked at the pleasure of the record owner of the shares to which it relates, unless the proxy provides otherwise. In the event that a proxy shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, that one, shall have all of the powers conferred by the proxy upon all the persons so designated, unless the instrument shall provide otherwise.
Section 18.Action by Stockholders Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action required or permitted by applicable law to be taken at a meeting of the stockholders may be taken by means of one or more written consents that satisfy the requirements set forth below. In such event, no meeting, prior notice or formal vote shall be required. To be effective, a written consent (which may be in one or more counterparts) shall set forth the action taken and shall be signed by stockholders holding shares representing not less than the minimum number of votes of each voting group entitled to vote thereon that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. No written consent shall be effective unless, within sixty (60) calendar days of the date of the earliest dated consent delivered to the Secretary, written consent signed by the number of stockholders required to take action is delivered to the Secretary. If authorization of an action is obtained by one or more written consents but less than all stockholders so consent, then within ten (10) calendar days after either written consents sufficient to authorize or take the action have been delivered to the Corporation or such later date that tabulation of consents is completed pursuant to the FBCA, notice must be given to each stockholder who did not consent in writing and to each stockholder who is not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters rights are provided under the FBCA, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of the FBCA regarding the rights of dissenting stockholders.
Section 19.Inspectors. For each meeting of the stockholders, the Board of Directors or the Chairman of the Board may appoint two (2) or more inspectors to supervise the voting. If inspectors are so appointed, all questions respecting the qualification of any vote, the validity of any proxy and the acceptance or rejection of any vote shall be decided by such inspectors. Before acting at any meeting, the inspectors shall take an oath to execute their duties with strict impartiality and according to the best of their ability and in accordance with the FBCA. If any inspector shall fail to be present or shall decline to act, the Chairman of the Board shall appoint another inspector to act in his or her place. In case of a tie vote by the inspectors on any question, the presiding officer of the Corporation for the relevant meeting shall decide the issue.
ARTICLE III
BOARD OF DIRECTORS
Section 1.General Powers. The business and affairs of the Corporation shall be managed under the direction of, and subject to the oversight of, its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Articles of Incorporation or these By-laws directed or required to be exercised or done only by the stockholders.
Section 2.Number, Election, Tenure and Qualifications. The number of directors of the Corporation shall be not less than three (3) nor more than fifteen (15). The exact number of directors shall be fixed by resolution adopted by a vote of a majority of the then authorized number of directors; provided that no decrease in the number of directors shall have the effect of shortening the term of any then incumbent director. At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office until his or her term expires or until such director’s successor is elected and qualifies, unless such director sooner dies, resigns or is removed by the stockholders at any annual or special meeting. It shall not be necessary for directors to be stockholders or residents of the State of Florida. All directors shall be natural persons who are eighteen (18) years of age or older.
Section 3.Chairman. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, another director designated by the Board of Directors, shall preside at all meetings of the Board of Directors. The Chairman of the Board

may be either an Executive Chairman (who shall be an officer of the Corporation as well as a director) or Non-Executive Chairman (who shall not be an officer of the Corporation), as determined by the Board.
Section 4.Annual Meeting. Promptly after each annual meeting of stockholders, the Board of Directors shall hold its annual meeting for the purpose of appointing officers and the transaction of such other business as may come before the meeting. If such meeting is held at the same place as and immediately following such annual meeting of stockholders and if a majority of the directors is present at such place and time, no prior notice of such meeting shall be required to be given to the directors.
Section 5.Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.
Section 6.Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by such person or persons. If no such designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.
Section 7.Notice. Unless waived as set forth in this Section 7, whenever notice of a meeting is required, written notice stating the place, day and hour of the meeting shall be delivered at least twenty-four (24) hours prior thereto to each director, either personally, or by first-class United States mail, facsimile, email or other form of electronic transmission, or by private mail carriers handling nationwide mail services, to the director’s business address. If notice is given by first-class United States mail, such notice shall be deemed to be delivered five (5) calendar days after deposited in the United States mail so addressed with postage thereon prepaid or when received, if such date is earlier. If notice is given by facsimile, email or other form of electronic transmission or by private mail carriers handling nationwide mail services, such notice shall be deemed to be delivered when received by the director. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and so states at the beginning of the meeting or promptly upon arrival at the meeting.
Section 8.Quorum. A majority of the total number of directors as determined from time to time to comprise the Board of Directors shall constitute a quorum.
Section 9.Adjournment; Quorum for Adjourned Meeting. If less than a majority of the total number of directors is present at a meeting, a majority of the directors so present may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally noticed, if applicable.

Section 10.Manner of Acting. If a quorum is present when a vote is taken, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors unless otherwise provided in the Articles of Incorporation.
Section 11.Removal. Any director may be removed by the stockholders, with or without cause, at any meeting of the stockholders at which a quorum is present and the notice for which states that the purpose or one of the purposes of the meeting is the removal of the director named in such notice, by a vote of the stockholders then entitled to vote at an election of such director if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director. Any such removal shall be without prejudice to the contract rights, if any, of the person removed.
Section 12.Resignation. Any director may resign at any time by delivering notice of such resignation in writing or by email or other form of electronic transmission to the Chairman of the Board with such resignation to specify whether it will be effective at a particular time. If no such specification is made, it shall be deemed effective at the time of delivery to the Chairman of the Board. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so elected shall hold office until the next annual meeting of stockholders or until such director’s successor is duly elected and qualified.
Section 13.Vacancies. Except as set forth in Section 12 of this Article III and unless otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including any vacancy resulting from a newly created directorship by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. Each director elected to fill a vacancy shall hold office until the next annual meeting of stockholders or until such director’s successor is duly elected and qualified.
Section 14.Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as directors and/or such other reasonable compensation as may be determined by the Board from time to time. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 15.Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.
Section 16.Action by Board Without a Meeting. Any action required or permitted to be taken by any provisions of applicable law, the Articles of Incorporation or these By-laws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if each and every member of the Board or of such committee, as the case may be, signs a written consent thereto and such written consent is filed in the minutes of the proceedings of the Board or such committee, as the case may be. Action taken under this Section 16 is effective when the last director signs the consent, unless the consent specifies a different effective date, in which case it is effective on the date so specified.
Section 17.Meeting by Remote Communication. Directors or the members of any committee thereof shall be deemed present at a meeting of the Board of Directors or of any such committee, as the case may be, if the meeting is conducted using a teleconference, web-based conference service, or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting. Such participation shall constitute presence in person at such meeting.
ARTICLE IV
OFFICERS
Section 1.Number. The officers of the Corporation may consist of an Executive Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint one or more senior vice presidents, vice presidents and such other officers as the Board of Directors shall deem appropriate. The same individual may simultaneously hold more than one office in the Corporation. Only an individual serving as a director may serve as the Executive Chairman.
Section 2.Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors. Each officer shall hold office until such officer’s successor is appointed and qualifies, unless such officer sooner dies, resigns or is removed, or, in the case of the Executive Chairman, such individual’s term as a director terminates. The appointment of an officer does not itself create contract rights. The failure to appoint an Executive Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary or a Treasurer shall not affect the existence of the Corporation.
Section 3.Resignation. An officer may resign at any time by delivering notice to the Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.
Section 4.Removal. Any officer may be removed at any time, with or without cause, by the Board of Directors or any other officer, if authorized by the Executive Chairman, the Chief Executive Officer, the Board of Directors, and/or the appointing officer (as that term is defined in Section 607.0842 of the FBCA). An officer’s removal shall not affect the officer’s contract rights, if any, with the Corporation.
Section 5.Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.
Section 6.Duties of Officers.

(a)The Executive Chairman of the Corporation, if one is appointed, shall serve as the Chairman of the Board and shall have such other responsibilities as determined by the Board of Directors.
(b)The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, have general charge of the business and affairs of the Corporation.
(c)The President shall be the chief retail officer of the Corporation and shall assume such other duties as may be assigned from time to time by the Chief Executive Officer.
(d)The Chief Financial Officer shall (i) keep and maintain adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares; (ii) render to the Chief Executive Officer and the Board of Directors or any committee thereof, upon request, an account of the financial condition of the Corporation; (iii) prepare, or cause to be prepared, financial statements of the Corporation, including financial statements to be included in the annual report to the stockholders of the Corporation; and (iv) oversee the valuation of the Corporation’s shares as may be required by applicable law.
(e)The Secretary shall (i) be responsible for preparing minutes of the directors’ and stockholders’ meetings and for authenticating records of the Corporation, (ii) see that all notices are duly given in accordance with the provisions of the Articles of Incorporation, these By-laws or as required by applicable law, (iii) maintain custody of the corporate records and the corporate seal, and (iv) have general charge of the stock transfer books of the Corporation.
(f)The Treasurer shall (i) have charge and custody of and be responsible for all funds of the Corporation and (ii) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit monies in the name of the Corporation in the banks, trust companies or other depositaries as shall be selected by the Corporation.
(g)Subject to the foregoing, the officers of the Corporation shall have such powers and duties as ordinarily pertain to their respective offices and such additional powers and duties specifically conferred by applicable law, the Articles of Incorporation and these By-laws, or as may be assigned to them from time to time by the Board of Directors or an officer authorized by the Board of Directors to prescribe the duties of other officers.
Section 7.Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or as delegated by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director of the Corporation.
Section 8.Delegation of Duties. In the absence or disability of any officer of the Corporation, or for any other reason deemed sufficient by the Board of Directors, the Board or the officers of the Corporation may delegate the powers or duties of such officer to any other officer or to any director for the time being.

ARTICLE V
COMMITTEES
Section 1.Creation of Committees. The Board of Directors may, by resolution, establish one or more committees, including, but not limited to, an Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, and Nominating Committee. Each committee established by the Board of Directors shall consist of two (2) or more of the directors of the Board. The members of the committees shall act only as a committee. Unless the Board of Directors appoints a committee chairman, each committee shall appoint its own chairman, and have full power and authority to make rules for the conduct of its business.
Section 2.Committee Powers and Authority.
(a)Executive Committee. The Executive Committee, if there shall be one, shall have, and may exercise, except to the extent otherwise provided by the Board of Directors, such powers of the Board of Directors as can be lawfully delegated by the Board of Directors, excluding any Prohibited Acts (as defined below).
(b)Other Committees. Each of the other committees established by the Board of Directors shall have and may exercise the powers and authority of the Board of Directors to the extent as may be provided by the Board of Directors or as set forth in a written charter adopted by the Board of Directors in one or more resolutions; provided, however, a committee of the Board of Directors shall not have the authority to perform any of the following acts (the “Prohibited Acts”):
(i)approve, or recommend or propose to stockholders, actions or proposals required by the FBCA to be approved by stockholders;
(ii)fill vacancies on the Board of Directors or any committee of the Board;
(iii)adopt, amend or repeal these By-laws; or
(iv)authorize or approve the reacquisition of shares unless pursuant to a general formula or method, or within limits, prescribed by the Board of Directors.
The list of Prohibited Acts above is a list of the actions that, under the FBCA in effect at the time these By-laws were amended and restated, may not be delegated to a committee, but the list shall be deemed automatically revised without further action by the Board of Directors or the stockholders of this Corporation upon and to the extent of any amendment to the FBCA.
Section 3.Removal or Dissolution. Except to the extent otherwise provided in the resolutions of the Board of Directors establishing a committee, any committee of the Board of Directors may be dissolved by the Board by resolution; and any member of such committee may be removed by the Board of Directors with or without cause. Removal of a director from the Board shall automatically constitute removal of said individual from all committees of the Board of Directors on which such director may serve. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.Vacancies on Committees. Vacancies on any committee of the Board of Directors shall be filled by the Board of Directors by a duly adopted resolution or a written consent.
Section 5.Meetings of Committees. Unless the Board of Directors shall otherwise provide, regular meetings of any committee of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by such committee. Special meetings of any such committee may be called by any member thereof upon twenty-four (24) hours’ notice of the date, time and place of the meeting given to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee. Notice shall be given either personally or in the manner provided in Section 7 of Article III of these By-laws (pertaining to notice for directors’ meetings). Any committee member may waive notice of any meeting, either before, at or after such meeting. A committee member who is present at a meeting at which action on any matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.
Section 6.Absence of Committee Members. Subject to any other legal requirements related to Board committee composition, the Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors, who may replace at any meeting of such committee any member not able to attend.
Section 7.Quorum of Committees. At all meetings of committees of the Board of Directors, a majority of the total number of members of the committee as determined from time to time shall constitute a quorum for the transaction of business.
Section 8.Manner of Acting of Committees. If a quorum is present when a vote is taken, the act of a majority of the members of any committee of the Board of Directors present at the meeting shall be the act of such committee.
Section 9.Minutes of Committees. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report committee meeting actions to the Board of Directors at the Board’s next regularly scheduled Board meeting following the committee meeting.
Section 10.Compensation. Members of any committee of the Board of Directors may be paid compensation in accordance with the provisions of Section 14 of Article III of these By-laws (pertaining to compensation of directors).
Section 11.Action Without a Meeting; Meeting by Remote Communication. Any committee of the Board of Directors may take action by written consent and hold meetings by means of remote communication as allowed by the provisions of Sections 16 and 17 of Article III of these By-laws.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1.General.
(a)To the fullest extent permitted by applicable law and consistent with the principles set forth in Section 1(c) below, the Corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust (including without limitation an employee benefit trust), or other enterprise.
(b)To the fullest extent permitted by applicable law and consistent with the principles set forth in Section 1(c) below, the Corporation shall be entitled but shall not be obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust (including without limitation an employee benefit trust), or other enterprise.
(c)Any person for whom indemnification is required or authorized under Section 1(a) or Section 1(b) above shall be indemnified against all liabilities, judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including attorneys’ fees, paralegals’ fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 2.Actions by or in the Right of the Corporation.
(a)To the fullest extent permitted by applicable law and consistent with the principles set forth in Section 2(c) below, the Corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section 1 of this Article VI) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the

Corporation as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust (including without limitation an employee benefit trust), or other enterprise.
(b)To the fullest extent permitted by applicable law and consistent with the principles set forth in Section 2(c) below, the Corporation shall be entitled but shall not be obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section 1 of this Article VI) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust (including without limitation an employee benefit trust), or other enterprise.
(c)Any person for whom indemnification is required or authorized under Section 2(a) or Section 2(b) above shall be indemnified against expenses (including attorneys’ fees, paralegals’ fees and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, that are actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper.
Section 3.Determination that Indemnification is Proper. Indemnification pursuant to Section 1 or Section 2 of this Article VI, unless otherwise made pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI. Such determination shall be made under one of the following procedures:
(a)by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or other proceeding to which the indemnification relates;
(b)if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (the designation being one in which directors who are parties may participate) consisting solely of two (2) or more directors not at the time parties to such action, suit or other proceeding;
(c)by independent legal counsel (i) selected by the Board of Directors in accordance with the requirements of subsection (a) or by a committee designated under subsection (b) or (ii) if a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (the vote being one in which directors who are parties may participate); or
(d)by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or other proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such action, suit or other proceeding.
Section 4.Evaluation and Authorization. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in Section 3 of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.
Section 5.Advancement of Expenses. Expenses (including attorneys’ fees, paralegals’ fees and court costs) incurred by a director or officer in defending any threatened, pending or completed action, suit or other proceeding referred to in Section 1 or Section 2 of this Article VI may, in the discretion of the Corporation and upon such terms and conditions, if any, as the Corporation deems appropriate, to the fullest extent permitted by applicable law, be paid by the Corporation in advance of the final disposition thereof. Any such payment shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VI. With respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees, paralegals’ fees and court costs) incurred by such person in defending any such proceeding in advance of its final disposition, subject to the terms of any indemnification agreement between the Corporation and such employee or agent.
Section 6.Prompt Consideration. Any request for indemnification or advancement of expenses shall be promptly considered by the Corporation.
Section 7.Nonexclusivity and Limitations. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding office with the Corporation. Such indemnification and advancement of expenses shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs and personal representatives. The Board of Directors may, at any time, approve indemnification of or advancement of expenses to any other person that the Corporation has the power by applicable law to indemnify. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to the extent that such indemnification or advancement of expenses is expressly prohibited by applicable law.

Section 8.Continuation of Indemnification Right.
(a)The right of indemnification and advancement of expenses under this Article VI for directors and officers shall be a contract right inuring to the benefit of the directors and officers entitled to be indemnified hereunder. No amendment or repeal of this Article VI shall adversely affect any right of such director or officer existing at the time of such amendment or repeal. Indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.
(b)Unless expressly otherwise provided when authorized or ratified by this Corporation, indemnification and advancement of expenses that have been specifically authorized and approved by the Corporation for a particular employee or agent shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
(c)For purposes of this Article VI, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust (including without limitation an employee benefit trust), or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.
Section 9.Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust (including without limitation an employee benefit trust), or other enterprise. Such insurance may cover any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation is obligated to or would have the power to indemnify such person against the liability under Section 1 or Section 2 of this Article VI.
ARTICLE VII
INTERESTED PARTIES
Section 1.General. No contract or other transaction between the Corporation and any one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors were present at the meeting of the Board of Directors or of a committee thereof that authorizes, approves or ratifies such contract or transaction, or because such director’s or directors’ votes are counted for such purpose, as long as one or more of the following requirements is satisfied:

(a)the fact of such relationship or interest is disclosed or known to the Board of Directors or a committee thereof that authorizes, approves or ratifies the contract or transaction by vote or written consent sufficient for the purpose without counting the votes or consents of such interested directors;
(b)the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote on the matter, and they authorize, approve or ratify such contract or transaction by vote or written consent; or
(c)the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof or the stockholders.
Section 2.Determination of Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies a contract or transaction referred to in Section 1 of this Article VII.
Section 3.Approval by Stockholders. For purposes of Section 1(b) of this Article VII, a conflict of interest transaction shall be authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Section 3. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 1 of this Article VII may not be counted in a vote of stockholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 1(b) of this Article VII. The vote of the shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 1 of this Article VII shall be counted, however, in determining whether the transaction is approved under other sections of these By-laws and applicable law. A majority of those shares that would be entitled, if present, to be counted in a vote on the transaction under this Section 3 shall constitute a quorum for the purpose of taking action under this Section 3.
ARTICLE VIII
CERTIFICATES OF STOCK
Section 1.Certificates for Shares. Shares may but need not be represented by certificates. The rights and obligations of stockholders shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, each certificate shall be in such form as the Board of Directors may from time to time prescribe and shall be signed (either manually or in facsimile) by the Chairman of the Board or the Chief Executive Officer and may be signed (either manually or in facsimile) by the Secretary and/or sealed with the seal of the Corporation or its facsimile. Each certificate shall set forth the holder’s name and the number of shares represented by the certificate, and shall state such other matters as may be required by applicable law. The certificates shall be numbered and entered on the stock transfer books of the Corporation as they are issued. If shares are not represented by certificates, then, within a reasonable time after issue or transfer of shares without certificates, the Corporation shall send the stockholder a written statement in such form as the Board of Directors may from time to time prescribe, certifying as to the number of shares owned by the stockholder and as to such other information as would have been required to be on certificates for such shares.

If and to the extent the Corporation is authorized to issue shares of more than one class or more than one series of any class, every certificate representing shares shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement of:
(a)the designations, relative rights, preferences and limitations of the shares of each class or series authorized to be issued;
(b)the variations in rights, preferences and limitations between the shares of each such series, if the Corporation is authorized to issue any preferred or special class in series insofar as the same have been fixed and determined; and
(c)the authority of the Board of Directors to fix and determine the variations, relative rights and preferences of future series.
Section 2.Signatures of Past Officers. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.
Section 3.Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable from time to time to act as transfer agents and registrars of the stock of the Corporation. When such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.
Section 4.Transfer of Shares. Transfers of shares of the Corporation shall be made upon its stock transfer books by the holder of the shares or by the holder’s lawfully constituted representative, upon surrender of the certificate of stock for cancellation if such shares are represented by a certificate of stock or by delivery to the Corporation of such evidence of transfer as may be required by the Corporation if such shares are not represented by certificates. The person in whose name shares listed on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the applicable laws of the State of Florida.
Section 5.Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to pay a reasonable charge for issuing the new certificate, to advertise the matter in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE IX
RECORD DATE
Section 1.Record Date for Stockholder Actions. The Board of Directors is authorized from time to time to fix in advance a date as the record date for the determination of the stockholders entitled to notice of and to vote at any meeting of the stockholders and any adjournment thereof (unless a new record date must be established by applicable law for such adjourned meeting), or of the stockholders entitled to give such consent or take such action, as the case may be. In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors; and such record date may not be more than seventy (70) nor less than ten (10) calendar days before the date of any meeting of the stockholders, before a date in connection with the obtaining of the consent of stockholders for any purpose, or before the date of any other action requiring a determination of the stockholders. Only those stockholders listed as stockholders of record as of the close of business on the date so fixed as the record date shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the stock transfer books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date ten (10) calendar days prior to the date of the stockholders’ meeting.
Section 2.Record Date for Dividend and Other Distributions. The Board of Directors is authorized from time to time to fix in advance a date as the record date for the determination of the stockholders entitled to receive a dividend or other distribution. Only those stockholders listed as stockholders of record as of the close of business on the date so fixed as the record date shall be entitled to receive the dividend or other distribution, as the case may be, notwithstanding any transfer of any stock on the stock transfer books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date of authorization of the dividend or other distribution.
ARTICLE X
DIVIDENDS
The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by applicable law. Subject to the provisions of the Articles of Incorporation and to applicable law, dividends may be paid in cash or property, including shares of stock or other securities of the Corporation.
ARTICLE XI
FISCAL YEAR
The fiscal year of the Corporation shall be the period selected by the Board of Directors as the fiscal year. Unless and until changed by the Board of Directors, the fiscal year of the Corporation shall end on the last Saturday of each year.

ARTICLE XII
SEAL
The corporate seal shall have the name of the Corporation and the word “SEAL” inscribed thereon. It may be a facsimile, engraved, printed or impression seal.
ARTICLE XIII
STOCK IN OTHER CORPORATIONS
Shares of stock in other corporations held by the Corporation shall be voted by such officer or officers or other agent of the Corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by said Board.
ARTICLE XIV
AMENDMENTS
Unless otherwise provided in the Articles of Incorporation or the FBCA, these By-laws may be altered, amended or repealed and new By-laws may be adopted either by the Board of Directors or by the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote; provided, however, that the Board of Directors may not alter, amend or repeal any By-law adopted by the stockholders if the stockholders specifically provided that the By-law is not subject to amendment or repeal by the Board.
ARTICLE XV
EMERGENCY BY-LAWS
Section 1.Scope of Emergency By-laws. The emergency By-laws provided in this Article XV shall be operative during any emergency, notwithstanding any different provision set forth in the preceding Articles hereof; provided, however, that to the extent not inconsistent with the provisions of this Article XV and the emergency By-laws, the By-laws provided in the preceding Articles shall remain in effect during such emergency. For purposes of the emergency By-law provisions of this Article XV, an emergency shall exist if a quorum of the Corporation’s directors cannot readily be assembled because of some catastrophic event. Upon termination of the emergency, these emergency By-laws shall cease to be operative.
Section 2.Call and Notice of Meeting. During any emergency, a meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the date, time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.
Section 3.Quorum and Voting. At any such meeting of the Board of Directors, a quorum shall consist of any one or more directors, and the act of the majority of the directors present at such meeting shall be the act of the Corporation.

Section 4.Appointment of Temporary Directors.
(a)The director or directors who are able to be assembled at a meeting of directors during an emergency may assemble for the purpose of appointing, if such director(s) deem it necessary, one or more temporary directors (the “Temporary Directors”) to serve as directors of the Corporation during the term of any emergency.
(b)If no directors are able to attend a meeting of directors during an emergency, then such stockholders as may reasonably be assembled shall have the right, by majority vote of those assembled, to appoint Temporary Directors to serve on the Board of Directors until the termination of the emergency.
(c)If no stockholders can reasonably be assembled in order to conduct a vote for Temporary Directors, then the Chairman of the Board or his or her successor as determined under an emergency succession plan adopted by the Board of Directors under Section 5 of this Article XV shall be deemed a Temporary Director of the Corporation, and such Chairman of the Board or his or her successor, as the case may be, shall have the right to appoint additional Temporary Directors to serve with him or her on the Board of Directors during the term of the emergency.
(d)Temporary Directors shall have all of the rights, duties and obligations of directors appointed pursuant to Article III hereof; provided, however, that a Temporary Director may be removed from the Board of Directors at any time by the person or persons responsible for appointing such Temporary Director, or by vote of the majority of the stockholders present at any meeting of the stockholders during an emergency. In any event, the Temporary Director shall automatically be deemed to have resigned from the Board of Directors upon the termination of the emergency in connection with which the Temporary Director was appointed.
Section 5.Modification of Lines of Succession. Either before or during any emergency, the Board of Directors may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
Section 6.Change of Principal Office. The Board of Directors may, either before or during any such emergency, and effective during such emergency, change the principal office of the Corporation or designate several alternative head offices or regional offices, or authorize the officers of the Corporation to do so.
Section 7.Limitation of Liability. No officer, director or employee acting in accordance with these emergency By-laws during an emergency shall be liable except for willful misconduct.
Section 8.Amendment or Repeal. These emergency By-laws shall be subject to amendment or repeal by further action of the Board of Directors or by action of the stockholders, but no such amendment or repeal shall modify the provisions of Section 7 above with regard to actions taken prior to the time of such amendment or repeal. Any amendment of these emergency By-laws may make any further or different provision that may be practical or necessary under the circumstances of the emergency.

ARTICLE XVI
PRECEDENCE OF LAW AND ARTICLES OF INCORPORATION
Any provision of the Articles of Incorporation shall, subject to applicable law, control and take precedence over any provision of these By-laws inconsistent therewith.
ARTICLE XVII
FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any claim that is based upon a violation of a duty under the laws of the State of Florida by a current or former director, officer, employee, or stockholder of the Corporation in such capacity, (b) any derivative action or proceeding brought on behalf of the Corporation, (c) any action asserting a claim arising pursuant to the FBCA, the Articles of Incorporation or these By-laws (as any of the foregoing may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine that is not included in the foregoing paragraphs (a), (b), or (c), shall be a state court located within Polk County in the State of Florida (or, if no such state court within Polk County has jurisdiction, another state court located within the State of Florida, or if no such other state court located within the State of Florida has jurisdiction, the federal district court for the Middle District of Florida). To the extent not inconsistent with applicable law, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XVII.
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